SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                              (Amendment No. __)


      Filed by the Registrant [X]

      Filed by a Party other than the Registrant [  ]

      Check the appropriate box:

      [X]        Preliminary Proxy Statement
      [  ]       Confidential, for Use of the Commission only (as
      permitted by Rule 14a-6(e)(2))
      [  ]       Definitive Proxy Statement
      [  ]       Definitive Additional Materials
      [  ]       Soliciting Material  Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                   PRINCIPAL PRESERVATION PORTFOLIOS, INC.
               (Name of Registrant as Specified in Its Charter)

                                Not Applicable
                           ------------------------


         (Name of Person(s) Filing Proxy Statement if other than the
                                 Registrant)

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      6(i)(4) and 0-11.

                 1)   Title  of  each  class   of  securities  to  which
      transaction applies:


                 2)   Aggregate   number   of    securities   to   which
      transaction applies:


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      transaction computed pursuant to Exchange Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


                 4)   Proposed maximum aggregate value of transaction:


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                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.
                            SELECT VALUE PORTFOLIO
                            215 North Main Street
                       West Bend, Wisconsin 53095-3317
                                (414) 334-5521

                                 June 3, 1998

      Dear Select Value Portfolio Shareholder:

                 Enclosed  is   a  notice  of   a  Special   Meeting  of
      Shareholders of the Select Value Portfolio (the "Fund") of Principal Preservation Portfolios, Inc. ("Principal Preservation") to be held on Thursday, July 16, 1998, together with a Proxy Statement and Form of Proxy relating to the business to be transacted at the meeting.


                 The Special Meeting of Shareholders is being called for the purpose of approving a new Sub-Advisory Agreement (the "New Sub-Advisory Agreement") among Principal Preservation (on behalf of the Fund), Ziegler Asset Management, Inc. ("ZAMI") and Skyline Asset Management, L.P. ("Skyline"). Approval of the New Sub-Advisory Agreement is necessary because the existing Sub-Advisory Agreement with Skyline potentially could terminate automatically due to a possible technical assignment of that Agreement. The assignment of the existing Sub-Advisory Agreement may result from a number of possible transactions involving an indirect change of control of Skyline, as described in the Proxy Statement. Provisions of federal securities laws provide for the automatic termination of advisory contracts upon their assignment. New contracts can be entered into only with shareholder approval.

                 We regret having to seek your approval of a New Sub-Advisory Agreement so soon after holding a special shareholders meeting on other matters, but these matters are outside of our control. We have only recently become aware of possible developments that could result in an indirect change of control of Skyline.

                 THE TERMS OF THE NEW SUB-ADVISORY AGREEMENT, INCLUDING SUB-ADVISORY FEES, ARE IDENTICAL TO THOSE OF THE CURRENT SUB-ADVISORY AGREEMENT. IF THE NEW SUB-ADVISORY AGREEMENT IS APPROVED, SKYLINE WOULD CONTINUE TO MANAGE THE ASSETS OF THE SELECT VALUE PORTFOLIO PURSUANT TO THE SAME INVESTMENT OBJECTIVES AND POLICIES PRESENTLY IN EFFECT FOR THE FUND, AND THE TEAM OF INVESTMENT PROFESSIONALS AND ANALYSTS AT SKYLINE HEADED BY THE CURRENT PORTFOLIO MANAGER WOULD CONTINUE TO BE RESPONSIBLE FOR MAKING INVESTMENT DECISIONS FOR THE FUND.


                 The Board of Directors, has unanimously approved the New Sub-Advisory Agreement and recommends that the shareholders of the Select Value Portfolio approve the New Sub-Advisory Agreement to replace the current Sub-Advisory Agreement in the event it terminates automatically as a result of an indirect change of control of Skyline. Affiliates of Skyline will bear all costs of this proxy solicitation and any costs related to the Special Meeting of Shareholders. The Fund will not be responsible for any of these costs.

                 Thank you for your continued confidence in Principal Preservation Portfolios, Inc. Your cooperation and participation in completing and returning the enclosed proxy will ensure that your vote is counted.

                                          Very truly yours,

                                          PRINCIPAL PRESERVATION
                                          PORTFOLIOS, INC.

                                          /s/ Robert J. Tuszynski
                                          Robert J. Tuszynski
                                          President

                   PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                            SELECT VALUE PORTFOLIO
                            215 North Main Street
                       West Bend, Wisconsin 53095-3317
                                (414) 334-5521


                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                               ON JULY 16, 1998

      TO SHAREHOLDERS OF THE SELECT VALUE PORTFOLIO:

                 A Special Meeting of Shareholders of the Select Value Portfolio (the "Fund") of the Principal Preservation Portfolios, Inc. will be held on Thursday, July 16, 1998 at 3:00 p.m., local time, at the West Bend Inn, 2520 West Washington Street, West Bend, Wisconsin, for the following purposes:

                 1.   To approve, with  respect to the Fund,  a new Sub-
      Advisory Agreement by and among Principal Preservation Portfolios, Inc., on behalf of the Fund, Ziegler Asset Management, Inc. and Skyline Asset Management, L.P. ("Skyline"), pursuant to which Skyline will continue to serve as sub-adviser with respect to the assets of the Fund. The new Sub-Advisory Agreement requires shareholder approval because the existing Sub-Advisory Agreement with Skyline may be deemed to terminate automatically due to its technical assignment resulting from any one or a combination of a number of possible transactions indirectly affecting Skyline. The new Sub-Advisory Agreement is identical to the existing Sub-Advisory Agreement (other than with respect to commencement and termination dates), and does not change the fees paid to Skyline, the Fund's investment objective, policies and strategies or the composition of Skyline's portfolio management team responsible for making investment decisions for the Fund. A copy of the new Sub-Advisory Agreement is attached as Appendix A to the enclosed Proxy
                                        ----------
      Statement; and

                 2. To transact such other business as properly may come before the meeting or an adjournment thereof.


                 The Board of Directors has fixed the close of business on June 1, 1998 as the record date for determining shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to vote.

                 Your attention is invited to the Proxy Statement accompanying this notice for more complete information regarding the matters to be acted upon at the Special Meeting.

                                          By Order of the Board of
                                          Directors

                                          /s/ S. Charles O'Meara

                                          S. CHARLES O'MEARA
                                          Secretary

      West Bend, Wisconsin
      June 3, 1998

      YOUR VOTE IS IMPORTANT. IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF A SECOND SOLICITATION, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                               PROXY STATEMENT

                   PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                            SELECT VALUE PORTFOLIO

                            215 North Main Street
                       West Bend, Wisconsin 53095-3317
                                (414) 334-5521

                       SOLICITATION, PURPOSE AND VOTING

      SOLICITATION

                 The enclosed Proxy  is being solicited by  the Board of
      Directors of the Principal Preservation Portfolios, Inc. ("Principal Preservation") in connection with the Special Meeting of Shareholders of the Select Value Portfolio (the "Fund") to be held on Thursday, July 16, 1998, at 3:00 p.m., local time, at the West Bend Inn, 2520 West Washington Street, West Bend, Wisconsin, or any adjournment thereof (the "Special Meeting"). You are encouraged to read carefully this Proxy Statement and mark and return the accompanying proxy.

      PURPOSE

                 The purpose of the Special Meeting is to consider and vote upon a proposal to approve a new Sub-Advisory Agreement (the "New Sub-Advisory Agreement") between Principal Preservation (on behalf of the Fund), Ziegler Asset Management, Inc. ("ZAMI" or the "Adviser"), as the investment adviser of the Fund, and Skyline Asset Management, L.P., a Delaware limited partnership and sub-adviser for the Fund ("Skyline"). It is anticipated that in the next several months one or more of a number of transactions may occur resulting in an indirect change of control of Skyline's general partner, Affiliated Managers Group, Inc. Approval by the Fund shareholders of the New Sub-Advisory Agreement is required because such a change of control could be deemed to be a technical assignment of the current Sub-Advisory Agreement resulting in its automatic termination. Under provisions of the Investment Company Act of 1940 (the "1940 Act"), advisory contracts terminate automatically if assigned, and new advisory contracts require shareholder approval. A change in control of an adviser is deemed an assignment of the adviser's advisory contracts.

                 Under the New Sub-Advisory Agreement, Skyline would continue to serve as Sub-Adviser to the Fund on terms and conditions identical to those of the Current Sub-Advisory Agreement pursuant to which Skyline provides sub-advisory services to the Fund. See "Proposal 1 - Approval of New Sub-Advisory Agreement" below.

      QUORUM AND VOTING

                 Shares represented by properly executed proxies received by Principal Preservation will be voted at the Special Meeting and any adjournment thereof in accordance with the terms of such proxies. However, if no instructions are specified, shares will be voted "FOR" approval of the New Sub-Advisory Agreement under Proposal 1, and in the discretion of the persons named in the proxy on Proposal 2. A shareholder may revoke his or her proxy at any time prior to the voting thereof by filing a written notice of revocation with the Secretary of Principal Preservation, by delivering a duly executed proxy bearing a later date, or by attending the Special Meeting and voting his or her shares in person.

                 The presence at the meeting, in person or by proxy, of shareholders representing one-third of all shares of the Fund outstanding and entitled to vote on a matter constitutes a quorum for the transaction of business. In tabulating votes on any matter, abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence or absence of a quorum.

                 Approval of the New Sub-Advisory Agreement (Proposal 1) requires the affirmative vote of "a majority of the outstanding voting securities" of the Fund, which is defined under the 1940 Act to mean at least a majority of the outstanding voting shares of the Fund or, if less, 67% of the voting shares represented at a meeting at which the holders of 50% or more of the outstanding voting shares of the Fund are present or represented by proxy. Accordingly, abstentions and broker non-votes will have the same effect as votes cast against approval of the New Sub-Advisory Agreement.

                 Shareholders of record of the Select Value Portfolio at the close of business on June 1, 1998 will be entitled to one vote on each matter presented for each share so held. At that date, there were ------- shares of the Fund outstanding.

                 UPON REQUEST AND AT NO COST TO A REQUESTING SHAREHOLDER, THE FUND WILL MAIL, BY FIRST-CLASS MAIL, COPIES OF ITS ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1997. REQUESTS SHOULD BE DIRECTED TO THE ATTENTION OF MR. ROBERT
      J.  TUSZYNSKI, PRESIDENT  OF  PRINCIPAL  PRESERVATION  PORTFOLIOS,
      INC.,  215  NORTH   MAIN  STREET,  WEST  BEND,   WISCONSIN  53095,
      TELEPHONE: 1-800-826-4600.


      This proxy material is being mailed to shareholders on or about June 3, 1998.

             PROPOSAL 1 - APPROVAL OF NEW SUB-ADVISORY AGREEMENT

      BACKGROUND

                 The Special Meeting has been called for the purpose of considering the adoption of the New Sub-Advisory Agreement for the Fund. It is expected that a technical assignment of the existing Sub-Advisory Agreement among Principal Preservation, on behalf of the Fund, the Adviser and Skyline, dated August 30, 1995 (the "Current Sub-Advisory Agreement"), may occur in connection with any one or a combination of a number of possible transactions resulting in an indirect change in control of Skyline, as described below (the "Transaction"). Under provisions of the 1940 Act, the Current Sub-Advisory Agreement will terminate automatically in connection with any such change in control that is deemed to be an assignment of such agreement. See "Description of the Transaction."

                 In order  to eliminate any uncertainty  about Skyline's
      ability to continue to provide advisory services to the Fund following the Transactions, it is necessary for Principal Preservation, on behalf of the Fund, the Adviser and Skyline to enter into a new sub-advisory agreement (the "New Sub-Advisory Agreement"). The New Sub-Advisory Agreement will have terms and conditions (including the rate of compensation to be paid to Skyline thereunder) identical to those of the Current Sub-Advisory Agreement (except with respect to effective and termination dates). Provisions of the 1940 Act require that the New Sub-Advisory Agreement must be approved by the shareholders of the Fund. Accordingly, shareholders are being asked to approve the New Sub-Advisory Agreement. The New Sub-Advisory Agreement will take effect only if a change-in-control Transaction occurs. A copy of the New Sub-Advisory Agreement is attached as Appendix A
                                                              ----------
      to this Proxy Statement.

      DESCRIPTION OF CURRENT SUB-ADVISORY AGREEMENT

                 Ziegler Asset Management, Inc.,  215 North Main Street,
      West Bend, Wisconsin 53095, is the investment adviser for the Fund, as well as the other seven portfolios of Principal Preservation. The Investment Advisory Agreement between the Adviser and Principal Preservation, dated December 29, 1995 (the "Advisory Agreement"), will not be affected by the Transactions and will remain in full force and effect regardless of whether the New Sub-Advisory Agreement is approved and regardless of whether the Transactions are consummated. Under the terms of the Advisory Agreement, the fee payable by the Fund to the Adviser, which is calculated daily and paid monthly, is at the annual rate of 0.75 of 1% of the Fund's average daily net assets up to $250 million, and at the annual rate of 0.65 of 1% of the Fund's net assets in excess of $250 million.

                 The  Adviser  and  Principal  Preservation  (acting  on
      behalf of the Fund) have retained Skyline to serve as the Sub-Adviser to the Fund under the terms of the Current Sub-Advisory Agreement. The shareholders of the Fund approved the Current Sub-Advisory Agreement on August 30, 1995. Under the Current Sub-Advisory Agreement, Skyline, subject to the direction and control of the Adviser and the Board of Directors of Principal Preservation, determines the securities that will be purchased or sold by the Fund, arranges for their purchase and sale and renders other assistance to the Adviser in formulating and implementing the investment program of the Fund. Skyline furnishes or pays for all facilities, equipment and supplies required for it to carry out its duties under the Current Sub-Advisory Agreement, including, but not limited to, office space, office equipment, furnishings and personnel. Under the Current Sub-Advisory Agreement, Skyline receives a fee, which is calculated daily and paid monthly out of the fee paid to the Adviser under the Advisory Agreement, at an annual rate of 0.375 of 1% of the Fund's average daily net assets up to $250 million, 0.350 of 1% of the next $250 million of the Fund's average daily net assets, and 0.325 of 1% of average daily net assets in excess of $500 million.

                 Unless  earlier  terminated  as  described  below,  the
      Current Sub-Advisory  Agreement provides  that it  will remain  in effect from year to year only so long as such continuance is specifically approved at least annually in the manner required under the 1940 Act. The 1940 Act provides that the requisite approval shall be deemed to have been obtained only if the Current Sub-Advisory Agreement is specifically approved at least annually:
      (i) by the vote of a majority of the Directors who are not parties to the Current Sub-Advisory Agreement or "interested persons" (as defined in the 1940 Act) of any such party cast in person at a meeting called for the purpose of voting on such approval; and
      (ii) either by the vote of a majority of the entire Board of Directors or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the outstanding voting securities of the Fund.

                 The Current Sub-Advisory Agreement may be terminated by the Sub-Adviser at any time without penalty upon giving Principal Preservation and the Adviser sixty (60) days written notice, and may be terminated by Principal Preservation or the Adviser at any time without penalty upon giving the Sub-Adviser sixty (60) days written notice, provided that such termination by Principal Preservation must be directed or approved by the vote of a majority of all of its Directors in office at the time or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the voting securities of the Fund. In addition, the Current Sub-Advisory Agreement automatically terminates in the event of its "assignment" (as defined in the 1940 Act to include assignment in connection with certain transactions affecting Skyline, which may include the Transaction) and in the event that the Advisory Agreement is terminated. If the Current Sub-Advisory Agreement is terminated, the approval of the shareholders of the Fund is required to enter into a new agreement with respect to the Fund.

      DESCRIPTION OF NEW SUB-ADVISORY AGREEMENT

                 The New Sub-Advisory Agreement differs from the Current Sub-Advisory Agreement only with respect to the effective date and termination date. In all other respects, the New Sub-Advisory Agreement and the Current Sub-Advisory Agreement are identical. The effective date is described under "Consequences of the Transaction" below. The New Sub-Advisory Agreement will expire two years after its effective date, unless approved for annual continuance prior to that time in accordance with the procedures described above for the Current Sub-Advisory Agreement.

                 The New Sub-Advisory Agreement, like the Current Sub-Advisory Agreement, provides that Skyline (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Skyline) shall not be liable to Principal Preservation or its shareholders for any loss suffered as a consequence of any act or omission of Skyline or any of the foregoing related parties or entities in connection with the New Sub-Advisory Agreement except by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations under the New Sub-Advisory Agreement.

      APPROVAL REQUIRED

                 In order to be approved, the New Sub-Advisory Agreement must receive the affirmative vote of at least a majority of the outstanding shares of the Fund, or if less, 67% of the shares represented at a meeting of shareholders at which the holders of 50% or more of the outstanding shares of the Fund are present or represented by proxy.

                 Approval of the New Sub-Advisory Agreement by the shareholders of the Fund will remain valid for a period of two years following the Special Meeting. If no Transaction occurs within that time, shareholder approval of the New Sub-Advisory Agreement would have to be resolicited in order for Skyline to continue providing sub-advisory services to the Fund pursuant to the New Sub-Advisory Agreement following a change-in-control transaction occurring after that time.

      DESCRIPTION OF THE TRANSACTION

                 Skyline is controlled by its general partner, Affiliated Managers Group, Inc. ("AMG"). AMG is a public company, more than 25% of the outstanding voting common stock of which is currently owned by a number of private equity funds ultimately managed by TA Associates, Inc. ("TA"). As a result, TA presently may be deemed to control AMG and Skyline for purposes of the 1940 Act.

                 In the next several months, it is anticipated that one or more of the following transactions will occur, the result of which will be to reduce the percentage of voting stock of AMG beneficially owned by TA so that TA will no longer be deemed to control AMG (the "Transaction"): TA may seek to cause the funds it manages to distribute AMG voting stock to their respective investors or to sell AMG stock in public or private transactions; other investors holding nonvoting stock of AMG may convert (upon a public or private sale or otherwise) their stock in a manner that dilutes the percentage of AMG voting stock held by the funds managed by TA; or AMG may issue additional shares of voting stock in public market or private transactions.

      CONSEQUENCES OF THE TRANSACTION

                 The Current Sub-Advisory Agreement automatically terminates in the event of its "assignment," as defined in the 1940 Act. An assignment includes any direct or indirect transfer of a controlling interest in the assigning party's outstanding voting securities. The Transaction would lead to an indirect change of control of Skyline, which may be deemed to constitute an assignment of the Current Sub-Advisory Agreement under the 1940 Act, resulting in its automatic termination. In order for Skyline to continue providing sub-advisory services to the Fund following any such assignment, the Adviser, Skyline and the Fund must enter into the New Sub-Advisory Agreement. The 1940 Act prohibits any person from providing advisory or sub-advisory services to an investment company for a fee, except pursuant to a written agreement approved by shareholders of the fund.

                 It is anticipated that the Transaction will be effected
      (a) after shareholder approval of the New Sub-Advisory Agreement is obtained, in which event the New Sub-Advisory Agreement will become effective simultaneously with the Transaction, or (b) prior to such shareholder approval, in which event the New Sub-Advisory Agreement could become effective simultaneously with the Transaction, subject to compliance with the provisions of Rule 15a-4 under the 1940 Act or in accordance with an appropriate exemptive order from the Securities and Exchange Commission (the "SEC"). Rule 15a-4 provides that, when an investment advisory (or sub-advisory) contract terminates automatically by reason of a change-in-control transaction affecting the adviser (or sub-
      adviser) under specified circumstances, the adviser (or sub-adviser) and investment company may enter into a new contract and the adviser (or sub-adviser) may provide investment advisory services under the new contract for a period of up to 120 days pending approval of the new contract by the shareholders of the investment company. If Rule 15a-4 is not available for the Transaction, an exemptive order might be obtained from the SEC to enable Skyline to provide sub-advisory services to the Fund pursuant to the New Sub-Advisory Agreement pending approval of that Agreement by the shareholders of the Fund.

                 If the New Sub-Advisory Agreement is not approved by the shareholders of the Fund, but the Transaction is nonetheless consummated and results in an assignment, the Current Sub-Advisory Agreement will terminate automatically. The Directors would then consider what course of action to pursue with respect to the Fund. Such course of action could involve seeking to engage Skyline to provide investment management services on an interim basis (subject to any required regulatory action) during the period required to obtain approval by shareholders of the New Sub-Advisory Agreement or another sub-advisory agreement with Skyline, having the Adviser assume responsibilities for the management of the assets of the Fund pursuant to the Advisory Agreement, or seeking to make other arrangements for obtaining such services from another source, as the Directors consider appropriate. If the Transaction is not consummated for any reason, then the Current Sub-Advisory Agreement will continue in full force and effect unless and until terminated in accordance with its terms, as described above.

      COMPLIANCE WITH SECTION 15(F) OF THE 1940 ACT

                 Section 15(f) of the 1940 Act permits Skyline or any of its affiliates to receive any compensation or benefit in connection with a change-in-control transaction, provided two conditions are satisfied.

                 First, no unfair burden may be imposed on the Fund as a result of the transaction or any expressed or implied terms, conditions or understandings, applicable thereto. The term "unfair burden," as defined in the 1940 Act, includes any arrangement during the two-year period after the transaction whereby Skyline (or any predecessor or successor sub-adviser), or any interested person of Skyline or of such predecessor or successor sub-adviser, receives or is entitled to receive any compensation, directly or indirectly from the Fund or its security holders (other than fees for bona fide sub-advisory or other services) or from any person in connection with the purchase or sale of securities or any property to, from, or on behalf of the Fund (other than fees for bona fide principal underwriting services). No such compensation arrangements are contemplated in connection with any Transaction that might occur.

                 The second condition is that, during the three-year period immediately following consummation of the Transaction, at least 75% of Principal Preservation's Board of Directors must not be "interested persons" (as that term is defined in the 1940 Act) of Skyline. None of the members of Principal Preservation's Board of Directors presently are "interested persons" with respect to Skyline, nor are they expected to be following any Transaction. Accordingly, it is contemplated that the conditions of Section 15(f) of the 1940 Act will be met in connection with any Transaction.

      INFORMATION CONCERNING SKYLINE

                 Skyline Asset Management, L.P., 311 South Wacker Drive, Suite 4500, Chicago, Illinois 60606, is the sub-adviser for the Fund. Skyline is a Delaware limited partnership and registered with the SEC as an investment adviser.

                 Skyline's general partner is Affiliated Managers Group, Inc. See "Information concerning AMG" below. The limited partners of Skyline are corporations wholly owned by five Skyline officers, William M. Dutton, Kenneth S. Kailin, Stephen F. Kendall, Geoffrey P. Lutz and Michael Maloney.

                 The   officers  of   Skyline   manage  its   day-to-day
      operations and investment advisory business. AMG does not manage the day-to-day operations of Skyline, nor does it participate in the investment process. Neither AMG nor TA has the power or authority to participate in the day-to-day management or operations of Skyline under Skyline's organizational documents. Skyline has advised the Fund that a Transaction would have no effect on the management or operations of Skyline.

                 William M. Dutton has been Chief Executive Officer and Chief Investment Officer of Skyline since September 1995. Mr.
      Dutton serves as a member of the Skyline team responsible for managing the Fund's assets. He was Executive Vice President of Mesirow Asset Management, Inc. from April 1984 to August 1995. Mr. Dutton is also President and a Trustee of Skyline Funds, a registered investment company. Mr. Dutton is the portfolio manager for the Skyline Funds' Special Equities Portfolio, having served in such capacity since 1987, and manages the portfolio of a private investment partnership and separately managed accounts. Mr. Dutton, who is a certified public accountant, received an undergraduate degree in English Literature from Princeton University, and a master's degree in accounting from the University of Illinois.

                 Kenneth S. Kailin is Portfolio Manager of Skyline, having served in such capacity since September 1995. Mr. Kailin, as portfolio manager for the Fund, heads up the team that manages the Fund's assets. Mr. Kailin is also an Executive Vice President of Skyline Funds and portfolio manager of the Skyline Small Cap Value Plus Portfolio. He was Senior Vice President of Mesirow Asset Management, Inc. from April 1987 to August 1995. Prior to his work in the investment field, Mr. Kailin was employed in the banking industry. Mr. Kailin received his Bachelor of Science degree in Finance from Indiana University and his M.B.A. degree from the University of Chicago. In addition, he is a Chartered Financial Analyst.


                 Stephen F. Kendall is Chief Operating Officer of Skyline. Mr. Kendall has served in such capacity since January 1998. Mr. Kendall is also an Executive Vice President of Skyline Funds. He was Regional Vice President, Metro Region of Nabisco Biscuit Company from January 1996 to January 1998, and held various other positions with Nabisco from 1983 to 1996. Mr. Kendall received a Bachelor of Arts degree from Miami University of Ohio.

                 Geoffrey  P. Lutz  has been  Director of  Institutional
      Marketing of Skyline since September 1995. He is also an Executive Vice President of Skyline Funds. Mr. Lutz formerly was Vice President of Mesirow Asset Management, Inc. from May 1992 to August 1995. Prior thereto, he was a Registered Representative for Mesirow Financial, Inc. and Mesirow Investment Services, Inc., registered broker-dealers and investment advisers. Mr. Lutz holds a Bachelor of Arts degree from Loyola University.

                 Michael Maloney has been Senior Securities Analyst of Skyline since September 1995. He is a Senior Vice President of Skyline Funds. Mr. Maloney was Securities Analyst for Mesirow Asset Management, Inc. from February 1993 to August 1995. Previously, Mr. Maloney was a vice president and investment analyst at Baker, Fentress & Company, a closed-end management investment company. Mr. Maloney earned his Bachelor of Arts degree from DePaul University and his M.B.A. in Finance from the University of Wisconsin- Madison. He is a Chartered Financial Analyst.

                 Skyline serves as investment  adviser to Skyline Funds'
      three portfolios. Each of these portfolios has as its investment objective to seek maximum capital appreciation primarily through investment in common stocks that Skyline considers undervalued. Skyline Special Equities Portfolio (closed to new investors) emphasizes investments in small companies whose outstanding shares have an aggregate market value of less than $1 million. Skyline Small Cap Contrarian Portfolio emphasizes investments in small companies whose outstanding shares have an aggregate market value of $50 million to $2 billion. Skyline Small Cap Value Plus Portfolio emphasizes investments in small companies whose outstanding shares have an aggregate market value under $2 billion.

                 The table below presents the net assets and advisory fee compensation schedule for these three Skyline portfolios:


                                                  RATE OF COMPENSATION
                                 NET ASSETS    (EXPRESSED AS A PERCENTAGE
      SKYLINE PORTFOLIO          AT 12/31/97     OF AVERAGE NET ASSETS)
      -----------------          -----------    -------------------------

      Skyline Special           $467,069,690   1.50% of first $200 million;
      Equities Portfolio                       1.45% of next  $200 million;
                                               1.40% of next $200 million; and
                                               1.35% of average daily
                                               net assets in excess of
                                               $600 million.


     Skyline Small Cap            $4,752,517   1.50% of first $200 million;
     Contrarian Portfolio                      1.45% of next $200 million;
                                               1.40% of next $200 million; and
                                               1.35% of average  daily net
                                               assets in excess of $600
                                               million.



    Skyline Small Cap           $165,686,772  1.50% of first $200 million;
    Value Plus Portfolio                      1.45% of next  $200 million;
                                              1.40% of next $200 million; and
                                              1.35% of average  daily net
                                              assets IN excess of $600 million.


                 The compensation to Skyline with respect to each of these portfolios is a comprehensive fee for management and advisory services and for the assumption of ordinary operating expenses of the portfolios. Skyline has agreed to reimburse each of these portfolios to the extent that, in any fiscal year, the Portfolio's aggregate expenses (including advisory fees and reimbursement of organizational expenses but excluding extraordinary costs), exceed an annual rate of 1.75%, 1.75% and 2.00% for the Skyline Special Equities Portfolios, the Skyline
      Small Cap Contrarian Portfolio and the Skyline Small Cap Value Plus Portfolio, respectively.

      INFORMATION CONCERNING AMG

                 Affiliated Managers Group, Inc., a Delaware corporation, is the general partner of Skyline. AMG, a publicly traded company on the New York Stock Exchange, is an asset management holding company that acquires interests in investment management firms. Since its founding in December 1993, AMG has grown to 10 investment management firms with over $40 billion in assets under management. The executive offices of AMG are located at Two International Place, 23rd Floor, Boston, Massachusetts 02110.

                 A group of private investment funds ultimately managed by TA collectively own over 25% of the outstanding common stock of AMG. TA, a Boston-based private equity investment firm, co-founded AMG. As a result, TA may be deemed to "control" AMG for purposes of the 1940 Act and thus may be deemed to control Skyline. TA's address is High Street Tower, Suite 2500, 125 High Street, Boston, Massachusetts 02110.

      DIRECTORS' CONSIDERATIONS AND RECOMMENDATION

                 In considering the New Sub-Advisory Agreement, the Board of Directors carefully evaluated a number of relevant factors, including but not limited to: (1) a comparison of the fees and expense ratios (including advisory fees) of the Fund to those of other similar mutual funds; (2) the historical performance of the Fund, including the Fund's performance during the time Skyline has served as its sub-adviser ; (3) the nature and quality of the services that have been rendered and are expected to be rendered to the Fund by Skyline; (4) the distinct investment objectives and policies of the Fund; (5) the fact that the compensation payable to Skyline under the New Sub-Advisory Agreement will be at the same rate as the compensation payable to Skyline under the Current Sub-Advisory Agreement; (6) the fact that the terms of the New Sub-Advisory Agreement will be identical to those of the Current Sub-Advisory Agreement; (7) the history, reputation, qualification and background of Skyline and AMG, as well as the qualifications of their personnel and their respective operations and financial condition; (8) the portfolio manager's investment performance record; (9) the benefits resulting from Skyline's affiliation with AMG; (10) the absence of any special or inappropriate benefits that would be obtained by Skyline and its affiliates from the relationship, including a consideration of soft dollar arrangements; (11) the consequences of the Transaction on Skyline's management and operations; and (12) other factors deemed relevant by the Board. The Board of Directors has been advised that the Transaction would have no effect on the management, operations or personnel of Skyline or the services rendered to the Fund.

                 Based upon these considerations, the Board has determined that it would be in the best interests of the Fund to have Skyline continue to serve as the Fund's sub-adviser following the Transaction. The Board of Directors has further determined that the terms of the New Sub-Advisory Agreement are fair to, and in the best interests of, the Fund and its shareholders.

                 ACCORDINGLY, THE BOARD OF DIRECTORS, NONE OF WHOM IS AN "INTERESTED PERSON" OF SKYLINE OR AMG, UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF THE FUND VOTE "FOR" APPROVAL OF THE NEW SUB-ADVISORY AGREEMENT.

                                OTHER BUSINESS

                 Management of Principal Preservation is not aware of any other matters that will come before the Special Meeting. However, if any other business should come before the Special Meeting, your proxy, if signed and returned, will give discretionary authority to the persons designated in it to vote according to their best judgment on such matters.

                            ADDITIONAL INFORMATION

      ADMINISTRATOR AND DISTRIBUTOR


                 B.C. Ziegler and Company ("B.C. Ziegler") serves as the distributor for the shares of each portfolio of Principal Preservation, including the Fund, and also serves as the depository, accounting/pricing agent and transfer and dividend disbursing agent for each Portfolio. B.C. Ziegler is registered with the SEC as a securities broker-dealer and is a member of the National Association of Securities Dealers. B.C. Ziegler has been engaged in the underwriting of debt securities for more than 75 years. The Adviser and B.C. Ziegler are each wholly owned subsidiaries of The Ziegler Companies, Inc. The principal address of B.C. Ziegler, the Adviser and The Ziegler Companies, Inc. is 215 North Main Street, West Bend, Wisconsin 53095.

      AUDITORS

                 The firm of Arthur Andersen LLP has served Principal Preservation as independent accountants and auditors since its inception in 1985, and has served as independent accountants and auditors to the Fund since its commencement of operations on August 23, 1994. Arthur Andersen LLP has no direct or indirect financial interest in Principal Preservation or the Fund except as auditors and independent public accountants. No representative of Arthur Andersen LLP is expected to be present at the Special Meeting.

      PRINCIPAL SHAREHOLDERS AND CERTAIN BENEFICIAL OWNERS

                 As  of June  1, 1998,  no person  was known  to own  of
      record or beneficially five percent (5%) or more of the outstanding shares of the Fund, except that Ziegler Growth Retirement Plan, 215 North Main Street, West Bend, Wisconsin, owned of record --------- shares, or approximately -----% of the Fund and B.C. Ziegler, 215 North Main Street, West Bend, Wisconsin, owned ----------- shares, or approximately ---% of the Fund. Information as to beneficial ownership was obtained from information on file with the SEC or furnished by the specified person or the Fund's transfer agent.

                 The following table shows shares of the Fund beneficially owned by each Director, and the group consisting of all Directors and officers of Principal Preservation, at June 1, 1998.


     NAME AND POSITION(S)                           NUMBER OF SHARES OF
     WITH PRINCIPAL PRESERVATION                         THE FUND(1)<F1>
     ---------------------------                    --------------------

     Robert J. Tuszynski; President and Director(2)(3)      ------
                                               <F2><F3>

     Richard H. Aster, M.D.; Director                       ------

     Augustine J. English; Director                            0


     Ralph J. Eckert; Director                                 0

     Richard J. Glaisner; Director(2)<F2>                      0

     All directors and officers as a group (9 persons)       -----

     ----------

      (1)<F1> These figures are based on information furnished by the respective individuals and by B.C. Ziegler, the Fund's transfer agent. Certain of the individuals listed share voting and investment power with his spouse with respect to some or all of the shares listed opposite his name. Each individual Director or executive officer beneficially owns less than 1% of the shares of the Fund.

      (2)<F2> Is an "interested person" (as defined in the 1940 Act) of Principal Preservation as a result of his affiliation(s) with Ziegler and/or the Adviser.

      (3) <F3> Includes shares  held in the Ziegler  Growth Retirement
      Plan for the account of the named person.   The terms of that Plan
      allow the named person to direct the disposition of shares held in his account.

      COST OF SOLICITATION

                 In addition to this solicitation of proxies by mail, proxies may be solicited by officers of Principal Preservation and by officers and employees of B.C. Ziegler or the Adviser, personally or by telephone or telegraph, without special compensation. Proxies may also be solicited by a professional proxy solicitation service should management of Principal Preservation determine that solicitation by such means is advisable. The cost of preparing and mailing proxy materials, of the Special Meeting, and of soliciting proxies will be borne by AMG and its affiliates. No such costs will be borne by the Fund.

      ADJOURNMENT

                 In  the event  that sufficient  votes in  favor of  the
      proposal set forth in the Notice of Special Meeting which accompanies this Proxy Statement are not received by the time scheduled for the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special meeting to permit further solicitation of proxies with respect to such proposal. Any such adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the Special Meeting to be adjourned. The persons named as proxy will vote in favor of such adjournment those proxies which they are entitled to vote in favor of such proposal. They will vote against any such adjournment those proxies required to be voted against any such proposal. The costs of any such additional solicitation and of any adjourned session will be borne by Skyline, the Adviser or an affiliate of the Adviser, or some combination of the foregoing.

      SHAREHOLDER MEETINGS

                 Principal Preservation is organized as a Maryland corporation, and as such is not required to hold annual meetings of shareholders. Principal Preservation's Bylaws provide that Principal Preservation is not required to hold annual meetings of shareholders in any year in which the election of Directors, approval of an investment advisory agreement (or any sub-advisory agreement) or ratification of the selection of independent public accountants is not required to be acted upon by shareholders of Principal Preservation or of any of is portfolio series, including the Fund, under the 1940 Act. Meetings of shareholders of the Fund will be held when and as determined necessary by the Board of Directors of Principal Preservation and in accordance with the 1940 Act. However, shareholders of any portfolio series wishing to submit proposals for inclusion in a proxy statement for any future shareholder meetings should send their written proposals to the Secretary of Principal Preservation at 215 North Main Street, West Bend, Wisconsin 53095.

                                          By Order of the Board of
                                          Directors

                                          /s/ S. Charles O'Meara

                                          S. CHARLES O'MEARA
                                          Secretary

      West Bend, Wisconsin
      June 3, 1998

      EXHIBIT A

                            SUB-ADVISORY AGREEMENT

                 AGREEMENT made as of the  -----  day of -----, 1998, by
      and among PRINCIPAL PRESERVATION PORTFOLIOS, INC., a Maryland corporation (the "Fund"), ZIEGLER ASSET MANAGEMENT, INC., a Wisconsin corporation (the "Adviser"), and SKYLINE ASSET MANAGEMENT, L.P., a Delaware limited partnership (the "Sub-Adviser").

                             W I T N E S S E T H

                 For good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and among the parties hereto as follows:

                 1.   IN GENERAL

                 The Sub-Adviser agrees, as more fully set forth herein, to act as Sub-Adviser to the Fund with respect to the investment and reinvestment of the assets of the Select Value Portfolio and of any other series of common stock of the Fund as the parties may mutually agree and specify from time to time on Exhibit A hereto.
                                                       ---------
      The Select Value Portfolio and each other such series is referred to herein as a "Portfolio." The Sub-Adviser agrees to supervise and arrange the purchase of securities and the sale of securities held in the investment portfolios of each Portfolio specified on Exhibit A. It is understood that the Fund may create one or more
      ---------
      additional series of shares and that, if it does so, this Agreement may be amended by the mutual written consent of the parties to include such additional series under the terms of this Agreement.

                 2. DUTIES AND OBLIGATIONS OF THE SUB-ADVISER WITH RESPECT TO INVESTMENTS OF ASSETS OF THE PORTFOLIOS

                 (a) Subject to the succeeding provisions of this section and subject to the oversight and review of the Adviser and the direction and control of the Board of Directors of the Fund, the Sub-Adviser shall:

                 (i) Determine what securities shall be purchased or sold by each Portfolio specified on Exhibit A;
                                          ---------

                 (ii) Arrange  for   the  purchase   and  the   sale  of
      securities held in each Portfolio specified on Exhibit A; and

                 (iii) Provide the Adviser and the Directors with such reports as may reasonably be requested in connection with the discharge of the foregoing responsibilities and the discharge of the Adviser's responsibilities under its Investment Advisory Agreement with the Fund and those of B.C. Ziegler and Company (the "Distributor") under its Distribution Agreement with the Fund.

                 (b) Any investment purchases or sales made by the Sub-Adviser under this section shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the provisions of the Investment Company Act of 1940 (the "Act") and of any rules or regulations in force thereunder; and (2) the provisions of the Articles of Incorporation and By-Laws of the Fund as amended from time to time; (3) any policies and determinations of the Board of Directors of the Fund; and (4) the fundamental policies of the Fund, as reflected in its registration statement under the Act, or as amended by the shareholders of the Fund; provided that copies of the items referred to in clauses
      (2), (3) and (4) shall have been furnished to the Sub-Adviser.

                 (c)  The Sub-Adviser shall give the Fund the benefit of
      its best judgment and effort in rendering services hereunder. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties ("disabling conduct") hereunder on the part of the Sub-Adviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Sub-Adviser) the Sub-Adviser shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Fund shall indemnify the Sub-Adviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Sub-Adviser) against any liability arising from the Sub-Adviser's conduct under this Agreement to the extent permitted by the Fund's Articles of Incorporation, By-Laws and applicable law.

                 (d) Nothing in this Agreement shall prevent the Sub-Adviser or any affiliated person (as defined in the Act) of the Sub-Adviser from acting as investment advisor or manager for any other person, firm or corporation and shall not in any way limit or restrict the Sub-Adviser or any such affiliated person from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting, provided, however, that the Sub-Adviser expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement or under the Act. It is agreed that the Sub-Adviser shall have no responsibility or liability for the accuracy or completeness of the Fund's Registration Statement under the Act and the Securities Act of 1933, except for information supplied by the Sub-Adviser for inclusion therein. The Sub-Adviser shall be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

                 (e) In connection with its duties to arrange for the purchase and sale of each Portfolio's portfolio securities, the Sub-Adviser shall follow the principles set forth in any investment advisory agreement in effect from time to time between the Fund and the Adviser, provided that a copy of any such agreement shall have been provided to the Sub-Adviser. The Sub-Adviser will promptly communicate to the Adviser and to the officers and the Directors of the Fund such information relating to portfolio transactions as they may reasonably request.

                 3.   ALLOCATION OF EXPENSES

                 The Sub-Adviser agrees that it will furnish the Fund, at the Sub-Adviser's expense, with all office space and facilities, equipment and clerical personnel necessary for carrying out the Sub-Adviser's duties under this Agreement. The Sub-Adviser will also pay all compensation of those of the Fund's officers and employees, if any, and of those Directors, if any, who in each case are affiliated persons of the Sub-Adviser.

                 4.   CERTAIN RECORDS

                 Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 under the Act which are prepared or maintained by the Sub-Adviser on behalf of the Fund are the property of the Fund and will be surrendered promptly to the Fund or the Adviser on request.

                 5.   REFERENCE TO THE SUB-ADVISER

                 Neither the Fund nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Sub-Adviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Sub-Adviser, which approval shall not be unreasonably withheld.

                 6.   COMPENSATION OF THE SUB-ADVISER

                 The Adviser agrees to pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation for all services rendered by the Sub-Adviser as such, a management fee as specified on Exhibit A.

                 7.   DURATION AND TERMINATION

                 (a) This Agreement shall go into effect with respect to the Select Value Portfolio on the date hereof, subject to compliance with the shareholder approval requirements of Section 15(a) of the Act and the rules of the Securities and Exchange Commission (the "SEC") promulgated thereunder or, alternatively subject to compliance with an appropriate SEC exemptive order therefrom. In the event the parties hereto mutually agree that one or more series of the Fund should be included as additional "Portfolio(s)" hereunder, this Agreement shall become effective with respect to each such additional Portfolio on the date specified on Exhibit A hereto. Once effective with respect to any Portfolio(s), this Agreement shall, unless terminated as hereinafter provided, continue in effect for a period of two years with respect to such Portfolio, and thereafter from year to year, but only so long as such continuance is specifically approved at least annually by a majority of the Fund's Board of Directors, or by the vote of the holders of a "majority" (as defined in the Act) of the outstanding voting securities of the relevant Portfolio(s), and, in either case, a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.

                 (b) This Agreement may be terminated by the Sub-Adviser in its entirety or with respect to any one or more specifically identified Portfolios at any time without penalty upon giving the Fund and the Adviser sixty (60) days' written notice (which notice may be waived by the Fund and the Adviser) and may be terminated by the Fund or the Adviser in its entirety or with respect to any one or more specifically identified Portfolios at any time without penalty upon giving the Sub-Adviser sixty (60) days' written notice (which notice may be waived by the Sub-Adviser), provided that such termination by the Fund shall be directed or approved by the vote of a majority of all of its Directors in office at the time or by the vote of the holders of a "majority" (as defined in the Act) of the voting securities of each Portfolio with respect which the Agreement is to be terminated. This Agreement shall automatically terminate in the event of its "assignment" (as defined in the Act). This Agreement will also automatically terminate in the event that the Investment Advisory Agreement by and between the Fund and the Adviser is terminated for any reason.

                 IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereto affixed, all as of the day and year first above written.


      PRINCIPAL PRESERVATION PORTFOLIOS, INC.

          /s/ Robert J. Tuszynski

      By: ----------------------------------
          Robert J. Tuszynski, President


      ZIEGLER ASSET MANAGEMENT, INC.

         /s/ Geoffrey G. McClay, Jr.

      By:----------------------------------

         Geoffrey G. McClay, Jr.,
         President and Chief Executive Officer


      SKYLINE ASSET MANAGEMENT, L.P.


      By: AFFILIATED MANAGERS GROUP, INC.
          Its General Partner

          By:---------------------------

          Its: -------------------------


       EXHIBIT A


                   PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                        SKYLINE ASSET MANAGEMENT, L.P.

                            SUB-ADVISORY AGREEMENT


      1. Select Value Portfolio.

      a. Determined pursuant to Section 7(a) of this Agreement.

      b. Management Fee:  computed daily and paid monthly at the annual rate of 0.375 of one percent on the Select Value Portfolio's first $250 million of average daily net assets, reducing 0.025 of one percent on each $250 million thereafter, down to an annual rate of 0.325 of one percent on average daily net assets over $500 million.


      PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                            SELECT VALUE PORTFOLIO

           REVOCABLE PROXY FOR 1998 SPECIAL MEETING OF SHAREHOLDERS

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints Robert J. Tuszynski, S. Charles O'Meara and Franklin P. Ciano, and each of them, Proxy, with full power of substitution, to represent and vote, as designated below, all shares of stock of the Select Value Portfolio of Principal Preservation Portfolios, Inc. that the undersigned is entitled to vote at the Special Meeting of Shareholders of Principal
      Preservation Portfolios, Inc. to be held at the West Bend Inn, 2520 West Washington Street, West Bend, Wisconsin at 3:00 P.M., on Thursday, July 16, 1998, or at any adjournment thereof, with respect to the matters set forth on the reverse side and described in the accompanying Notice of Special Meeting and Proxy Statement, receipt of which is hereby acknowledged.


      DATE:--------------------, 1998

      (If this  account is  owned by  more than  one person,  all owners
      should  sign.    Persons  signing  as  executors,  administrators,
      trustees or in similar capacities should so indicate.)


      (Please sign exactly as name appears at left)


      Please place an "X" in the desired box for each item.
      Shares represented by this Proxy will be voted as directed by the shareholder.

      IF NO DIRECTION IS SUPPLIED, THE PROXY WILL  BE VOTED FOR PROPOSAL
      1.

      1. Proposal  to  approve  the  New  Sub-Advisory
      Agreement by and among Principal Preservation Portfolios, Inc. (on the behalf of the Select Value Portfolio), Ziegler Asset Management, Inc. and Skyline Asset Management, L.P., a copy of which is attached as Appendix A to the accompanying Proxy Statement.

      ---   FOR     ---  AGAINST     ---  ABSTAIN

      2. In their discretion on such other matters as may properly come before the meeting or any adjournment thereof.